UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 24, 2015

Intrawest Resorts Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36286	46-3681098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 18th Street, Suite 300, Denver, Colorado 80202
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 749-8200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 24, 2015, Intrawest Resorts Holdings, Inc. (the “Company”), through its wholly owned indirect subsidiaries, Intrawest U.S. Holdings, Inc. and Intrawest ULC, entered into a definitive agreement (the “Purchase Agreement”) to sell Intrawest Resort Club Group (“IRCG”), its vacation club business, to Diamond Resorts Corporation (the “Purchaser”) and Diamond Resorts International, Inc. (together with the Purchaser, “Diamond”) for a purchase price of approximately $85 million, subject to certain closing and post-closing adjustments (the “IRCG Transaction”).  IRCG is engaged in the business of developing, selling interests in, and managing (a) Club Intrawest, a points-based timeshare vacation club at certain locations in the United States, Canada and Mexico, (b) a fractional timeshare program with properties located in Zihuatanejo, Mexico, and (c) an internal exchange program for members of the vacation club operated through Extraordinary Escapes Corporation (the “Business”).

The purchase price will consist of cash consideration and the assumption of certain liabilities, including certain lease obligations and certain other continuing contract obligations. The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties. Completion of the IRCG Transaction is subject to the satisfaction of customary closing conditions for transactions of this type, including certain third-party consents.

At the closing of the IRCG Transaction, Diamond will acquire substantially all of the assets used in operation of the Business, including, but not limited to, certain management contracts, accounts receivable, notes and other amounts receivable, certain real property, the resort points available for sale, and all of the equity interests in certain wholly-owned indirect subsidiaries of the Company. The Purchase Agreement contains customary termination rights of the parties and allows any party to terminate the Purchase Agreement if closing has not occurred by March 31, 2016.

Item 7.01.	Regulation FD Disclosure.

On November 25, 2015, the Company issued a press release announcing the IRCG Transaction. An investor presentation in connection with IRCG Transaction will also be posted on the Company’s website.  Copies of the press release and the investor presentation are furnished with this report as Exhibit 99.1 and 99.2, respectively, and are incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Intrawest Resorts Holdings, Inc. dated November 25, 2015.
99.2	Investor Presentation dated November 25, 2015.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished in accordance with the provisions of General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, that is being furnished under Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrawest Resorts Holdings, Inc.

	By:	/s/ Travis Mayer
Travis Mayer
Executive Vice President, Chief Financial Officer and Treasurer

Date: November 25, 2015

Exhibit No.	Description
99.1	Press Release of Intrawest Resorts Holdings, Inc. dated November 25, 2015.
99.2	Investor Presentation dated November 25, 2015.